UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 3, 2014
NEUROKINE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)
British Columbia	333-161157	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1275 West 6th Avenue, Vancouver, British Columbia, Canada		V6H 1A6
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(604) 805-7783
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 4, 2014, we filed with the British Columbia Registrar of Companies a Form 11, Notice of Alteration, wherein we have increased our authorized share capital to 510,000,000 shares of stock  from 200,000,000 Common Shares without par value to an unlimited number of Common Shares without par value.

The increase of authorized capital was approved by our stockholders at the annual and special meeting held on June 3, 2014.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 3, 2014, our company held an annual and special meeting of stockholders to elect directors, appoint our company’s auditors, approve the Say-On-Pay, recommend the Say-When-On-Pay, approve a stock split (consolidation) and approve a change of name of our company.

The following motions were passed at our meeting:

1.

election of Ahmad Doroudian as a director (For – 39,892,616/  Against - Nil / Abstain  – Nil)

2.

election of Maziar Badii as a director (For – 39,792,616 / Against - Nil / Abstain  – Nil)

3.

election of Richard Azani as a director (For – 39,792,616 / Against - Nil / Abstain  – Nil)

4.

appointment of Sadler Gibb & Associates, LLP as our company’s auditor (For – 40,395,503 / Against - 69,600 / Abstain  – Nil)

5.

advisory vote on the compensation of the named executive officers (Say-On-Pay) (For – 39,791,416/ Against - 1,200 / Abstain  – Nil)

6.

advisory vote on the frequency of future advisory votes on the  compensation of the named executive officers (Say-When-On-Pay) (One Year – 3,200 / Two Years– Nil / Three Years- 39,791,416)

7.

Increase to authorized capital from 200,000,000 Common Shares without par value to an unlimited number of Common Shares without par value  (For – 39,792,416 / Against - 200/ Abstain  – Nil)

Item 9.01	Financial Statements and Exhibits
3.1	Form 11, Notice of Alteration

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 4, 2014

NEUROKINE PHARMACEUTICALS INC.

/s/ Hamid Doroudian

Dr. Hamid Doroudian

President, Chief Executive Officer and Secretary

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